                                SIDLEY & AUSTIN
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

     CHICAGO                                      875 THIRD AVENUE                               WASHINGTON, D.C.
                                              NEW YORK, NEW YORK 10022
      DALLAS                                   TELEPHONE 212 906 2000                                 LONDON
                                               FACSIMILE 212 906 2021
   LOS ANGELES                                                                                       SINGAPORE
                                                    FOUNDED 1866
                                                                                                       TOKYO
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                                                                     EXHIBIT 8.1


                                November 3, 1998


Corporate Asset Backed Corporation
c/o PaineWebber Incorporated
1285 Avenue of the Americas, 18th Floor
New York, New York  10019


Ladies and Gentlemen:

         We have advised Corporate Asset Backed Corporation (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Notes and Certificates, issuable in series (together, the "Securities"). Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appear under the heading "Certain Federal Income Tax Consequences" in the prospectus (the
"Prospectus") forming a part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 33-91744) filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on May 9, 1995 (the "Registration Statement). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects.

         This opinion is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.


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
SIDLEY & AUSTIN                                                        NEW YORK

Corporate Asset Backed Corporation
November 3, 1998
Page 8


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                           Very truly yours,

                                                           /s/ SIDNEY & AUSTIN
                                                           -------------------
                                                               SIDLEY & AUSTIN


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